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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                            SCHEDULE 14A INFORMATION

                                Proxy Statement

       (Pursuant to Section 14(a) of the Securities Exchange Act of 1934)
                            ------------------------

    FILED BY THE REGISTRANT / /
    FILED BY A PARTY OTHER THAN THE REGISTRANT /X/
    CHECK THE APPROPRIATE BOX:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                          STEEL OF WEST VIRGINIA, INC
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                (Name of Registrant as specified in its Charter)
                               CPT HOLDINGS, INC.
                              J&L STRUCTURAL, INC.
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                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         $
         -----------------------------------------------------------------------
     (5) Total fee paid:
         $
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
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     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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                                                              PRELIMINARY COPIES

                                PROXY STATEMENT
                                       OF
                               CPT HOLDINGS, INC.
                                 1430 BROADWAY
                            NEW YORK, NEW YORK 10018

                              J&L STRUCTURAL, INC.
                               111 STATION STREET
                         ALIQUIPPA, PENNSYLVANIA 15001

                    IN OPPOSITION TO THE BOARD OF DIRECTORS
                                       OF
                          STEEL OF WEST VIRGINIA, INC.

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 15, 1997

TO THE STOCKHOLDERS OF STEEL OF WEST VIRGINIA, INC.:

    This proxy statement is furnished by CPT Holdings, Inc., a Minnesota corporation ("CPT"), and its majority-owned subsidiary J&L Structural, Inc., a Delaware corporation ("J&L"), in connection with their solicitation of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") of Steel of West Virginia, Inc., a Delaware corporation (the "Company"), to be held on Thursday, May 15, 1997 at 10:30 a.m., at the Radisson Hotel Huntington, 1001 3rd Avenue, Huntington, West Virginia, and at any adjournment(s) or postponement(s) thereof. The Company's Board of Directors has fixed the close of business on March 31, 1997, as the record date for determining those stockholders who will be entitled to vote at the Annual Meeting. This proxy statement (the "Proxy Statement") and the enclosed [BLUE] revocable proxy card are first being made
available to stockholders on or about April   , 1997. The mailing address of the
executive offices of the Company is 17th Street and 2nd Avenue, Huntington, West Virginia 25703.

    On February 11, 1997, management of CPT contacted the Company and proposed a negotiated merger of the Company and J&L, pursuant to which, holders of the Company's shares would have been paid $9.00 per share in cash. The closing price of the Company's common stock on February 11th was $6.50 per share. The Company, in a confidential letter dated February 21, 1997, stated that the Company's Board of Directors formed a Special Committee comprised of non-employee directors to evaluate CPT's proposal. The letter also stated that the Special Committee engaged an investment banker and independent counsel to assist it in conducting its evaluation. Both CPT and J&L subsequently made additional requests of the Company that the parties meet and in these letters reiterated their strong interest in pursuing a friendly combination. Notwithstanding CPT's numerous requests to meet with the Company's management and discuss the proposal, and CPT's expressed willingness to negotiate and work out any aspect of the proposal, including price, on March 11th the Company rejected CPT's proposal and has refused to even meet with CPT to discuss the proposal. The only reason stated for rejection of CPT's proposal was that the Company's Board believed it was in the best interests of the Company and its stockholders that the Company remain independent. The Company requested that this correspondence remain confidential and CPT honored that request while making further requests for discussions.

    Instead, on March 13, 1997, just two days after the Company's rejection of the CPT proposal, the Company's Board adopted an anti-takeover device known as a rights agreement or "poison pill," without stockholder approval or even disclosing to stockholders the events that prompted that action (the "Poison Pill Rights Agreement"). Poison Pills are designed to make acquisition of a company or large holdings of a company's stock more difficult or expensive so as to thwart any such attempt.

    The Board has rejected CPT's proposal and, by adopting the Poison Pill Rights Agreement, has, in effect, denied the Company's stockholders the right to consider the CPT proposal and any other acquisition offers. CPT and J&L propose that the Company's stockholders approve a non-binding resolution requesting that the Company's Board evaluate proposed mergers or other similar business combinations with CPT or any other qualified bidder for the Company, enter into good faith negotiations with bidders and independently determine whether such transactions are in the best interests of the stockholders and the Company. The Annual Meeting will provide you with the opportunity to express your views on the Board's actions by voting FOR the proposal of CPT and J&L and AGAINST the Board's proposals.

    Furthermore, in the Company's Proxy Statement, the Board of Directors has recommended that stockholders adopt a series of anti-takeover devices on the grounds that such devices would prevent acquirors from utilizing "disruptive tactics" or "takeovers at unfair prices" to acquire control of the Company and thus permit the Board to "evaluate the proposal and study alternative proposals in the absence of the coercive atmosphere that might otherwise prevail and without the imminent threat of a removal." The Board stated that such devices were intended to require potential acquirors to approach the Board of Directors to negotiate a proposed acquisition in order to obtain prior Board approval of the proposed acquisition.

    Notwithstanding these statements by the Company, the Company's Board of Directors has refused to meet with CPT to even discuss CPT's proposal. Although the Company's anti-takeover devices may deter coercive takeover tactics, CPT and J&L believe that the use by the Board of anti-takeover devices is not justified in the context of CPT's friendly merger proposal and CPT's expressed willingness to negotiate all aspects of its proposal, including price. CPT and J&L believe that the actions of the Company's Board indicate that the so-called anti-takeover devices are really management entrenchment devices. In the opinion of CPT and J&L, the Company's Board should entertain all good faith proposals that may maximize stockholder value; and CPT and J&L therefore urge you to vote AGAINST the proposals of the Board of Directors.

    AT THE ANNUAL MEETING, CPT AND J&L INTEND TO PROPOSE (THE "J&L PROPOSAL")
THAT:

    1. Stockholders approve a non-binding resolution requesting that the Company's Board enter into good faith negotiations with qualified bidders for the Company, including CPT, in an effort to negotiate the sale of the Company.

    CPT AND J&L URGE THAT STOCKHOLDERS VOTE IN THE FOLLOWING MANNER AT THE ANNUAL MEETING ON THE COMPANY'S MANAGEMENT ENTRENCHMENT PROPOSALS (THE "BOARD'S PROPOSALS"):

    2. Stockholders vote AGAINST the Company's proposed amendment to the Certificate of Incorporation of the Company authorizing additional shares of Common Stock;

    3. Stockholders vote AGAINST the Company's proposed amendment to the Certificate of Incorporation of the Company authorizing "blank check" preferred stock; and

    4. Stockholders vote AGAINST the Company's proposed amendment to the Certificate of Incorporation of the Company eliminating the ability of stockholders to act by written consent.

    CPT and J&L are soliciting your proxy to vote FOR the J&L Proposal and AGAINST the Company's management entrenchment proposals.

    THE J&L PROPOSAL IS DESIGNED TO ENHANCE THE LIKELIHOOD THAT ACQUISITION PROPOSALS WILL BE FULLY EXAMINED BY BOARD MEMBERS AND CAN BE CONSUMMATED WITHOUT IMPEDIMENT. IF YOU WANT THE OPPORTUNITY TO TAKE DECISIONS REGARDING YOUR COMPANY BACK INTO YOUR HANDS, VOTE FOR THE J&L PROPOSAL AND AGAINST THE COMPANY'S MANAGEMENT ENTRENCHMENT PROPOSALS BY PROMPTLY SIGNING, DATING AND MAILING THE ENCLOSED [BLUE] PROXY CARD TO CPT.

    IF YOU HAVE ALREADY SENT A PROXY TO THE BOARD OF DIRECTORS OF THE COMPANY, YOU CAN REVOKE THAT PROXY AND VOTE FOR THE J&L PROPOSAL AND AGAINST THE

COMPANY'S MANAGEMENT ENTRENCHMENT PROPOSALS BY SIGNING, DATING AND MAILING THE ENCLOSED [BLUE] PROXY CARD. ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE MEETING.

    If you have any questions or need assistance in voting your Shares, please call D.F. King & Co., Inc., the proxy solicitor assisting in the solicitation, toll free at 800-735-3529 or call collect at the telephone number listed on the last page of this Proxy Statement.

    CPT and J&L believe that the Company's Board should entertain potential business combination proposals and take the appropriate actions to effect any such transaction that may be deemed advantageous to the interests of the stockholders. The Board's evaluation and approval of any proposed merger or business combination will be subject to the exercise by the Board's members of their fiduciary duties to the Company's stockholders.

    According to the Company's proxy statement for the 1997 Annual Meeting of Stockholders (the "Company's Proxy Statement"), on March 31, 1997, there were 5,991,276 outstanding shares of the Company's Common Stock, par value $.01 per share (the "Shares"), the holders of which are entitled to one vote per share on each matter to come before the Annual Meeting. Voting rights are non-cumulative. A majority of the outstanding Shares will constitute a quorum at the Annual Meeting and abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

    Directors are elected by plurality vote. The approval of the amendments to the Company's Certificate of Incorporation will require the affirmative vote of a majority of the outstanding Shares. Approval of the J&L Proposal and ratification of the reappointment of the Company's independent accountants will require the affirmative vote of a majority of the Shares voting on the proposal. Abstentions and broker non-votes will not be counted in the election of directors, the approval of the J&L Proposal or in determining whether ratification of the Company's accountants has been given. Abstentions and broker non-votes shall be counted as votes AGAINST the charter amendments proposed by the Board.

BACKGROUND

    On February 11, 1997, Richard L. Kramer, Chairman of the Board of CPT and William L. Remley, President and Chief Executive Officer of CPT, in a confidential letter to Robert L. Bunting, Jr., Chairman and Chief Executive Officer of the Company and Timothy R. Duke, President and Chief Operating Officer of the Company, proposed that CPT and the Company negotiate a friendly merger of CPT's majority-owned subsidiary, J&L, with the Company. Pursuant to the proposal, holders of the Company's Shares would have been paid $9.00 per share in cash. The closing price of the Company's Shares on February 11th was $6.50 per Share. In the letter, Mr. Kramer emphasized CPT's strong desire to achieve a friendly, negotiated transaction and indicated CPT's willingness to negotiate all aspects of the proposal, including price. CPT's letter requested a meeting of the parties to discuss the proposed transaction.

    In a confidential letter dated February 21, 1997, from the New York law firm of Sierchio & Albert, P.C., Stephen A. Albert, a member of the Company's Board and legal counsel to the Company, stated that the Company's Board of Directors formed a Special Committee comprised of non-employee directors to "evaluate your request for a dialogue regarding the proposal outlined in the [February 11th] letter." The letter also stated that the Special Committee engaged an investment banker and independent counsel to assist it in conducting its evaluation. Mr. Albert advised that CPT would be contacted the week of March 10, 1997, and noted that the Company would not disclose publicly the content of CPT's letter and expected confidentiality in return.

    On March 11, 1997, Mr. Albert wrote to CPT advising that "after careful consideration, the Special Committee recommended to our Board of Directors, which has accepted its recommendation, that it is in the best interests of the Company and its stockholders to continue as an independent entity and not to pursue your proposal." No other explanation was given. Again, Mr. Albert requested that CPT treat this matter as "highly confidential."

    On March 13, 1997, the Company adopted a "poison pill" and in its March 17th announcement regarding its adoption, the Company disingenuously refused to disclose to its own stockholders, the press and the wider financial community the events, namely CPT's proposal, that prompted that action. Instead, the Company cites the protection of stockholders' interests "as its business strategy and expansion plans are pursued" as the reason for the Poison Pill's adoption.

    On March 24, 1997, both CPT and J&L wrote to the Company, again expressing a strong interest in pursuing a friendly combination and requesting commencement of meaningful discussions. The Company's only response was to refuse to meet, unless CPT agreed to an utterly unacceptable "standstill agreement."

    Thereafter, on March 27, 1997, CPT and J&L learned from the Company's preliminary proxy material filed with the Securities and Exchange Commission, that at the Annual Meeting, the Company intends to submit proposals to stockholders to adopt certain anti-takeover devices that, among other things, will authorize the issuance of additional common stock, authorize a "blank check" preferred stock issuance, and deprive stockholders of the right to act by written consent as permitted under Delaware law.

    In a press release dated April 1, 1997, CPT publicly disclosed the terms of its offer for the Company and the response, or lack thereof, of the Company. CPT expressed its disappointment with the refusal of the Company's management to meet and discuss the proposal. In the release, CPT once again reiterated its interest in seriously negotiating "a transaction which is in the best interests of everyone."

    On April 3, 1997, Mentmore Holdings Corporation, a stockholder of the Company and parent company of CPT ("Mentmore"), made a written demand for a copy of the Company's stockholder list pursuant to Section 220 of the Delaware General Corporation Law. The purpose of this request is to communicate with other stockholders directly on matters relating to their interests as stockholders. To date, such request has not been granted by the Company and Mentmore has been forced to seek relief in the Delaware courts.

    CPT has repeatedly sought to negotiate the proposed friendly merger with the Company's management and the Company has rebuffed all such attempts. The Company's refusal to meet with CPT along with the Board's adoption of a Poison Pill and proposal for additional management entrenchment devices evidences a course designed to entrench incumbent management, a course that, in the opinion of CPT and J&L, cannot be reconciled with the best interests of the Company's stockholders.

    The Board has rejected CPT's merger proposal and by adopting the Poison Pill Rights Agreement, has, in effect, denied the Company's stockholders the right to consider any other acquisition offers. CPT and J&L propose that the Company's stockholders approve a non-binding resolution requesting that the Company's Board evaluate proposed mergers or other similar business combinations with CPT or any other qualified bidder for the Company, enter into good faith negotiations with the bidders and independently determine whether such transactions are in the best interests of the stockholders and the Company. The Annual Meeting will provide you with the opportunity to express your disapproval of the Board's actions by voting FOR the J&L Proposal and AGAINST the Board's Proposals.

IS THE COMPANY'S BOARD ACTING IN THE BEST INTERESTS OF THE STOCKHOLDERS?

    The Company's Board has acted to prevent, as a practical matter, the consummation of a merger or other business combination of the Company with third parties. The Board is now proposing a number of management entrenchment devices that operate to impede or prevent consummation of a merger or acquisition without the Board's prior approval. At the same time, the Board has refused to even discuss CPT's proposal. The effect, in the opinion of CPT and J&L, is that the Board is pursuing a "Just Say No" defense which is effectively preventing stockholders from considering any merger or acquisition proposals.

    UNLESS THE J&L PROPOSAL IS APPROVED AND THE BOARD'S PROPOSALS ARE REJECTED, SUCH MANAGEMENT ENTRENCHMENT DEVICES MAY BE USED TO IMPEDE TRANSACTIONS THAT MAY BE ADVANTAGEOUS TO STOCKHOLDERS. CPT AND J&L BELIEVE THAT APPROVAL OF THE J&L PROPOSAL IS THE BEST WAY THAT YOU, THE OWNERS OF THE

COMPANY, CAN ENSURE THAT YOU WILL HAVE THE OPPORTUNITY TO DETERMINE WHETHER OR NOT TO ENTERTAIN PROPOSALS TO MAXIMIZE STOCKHOLDER VALUE.

    Without stockholder approval, the Board of Directors has adopted the Poison Pill Rights Agreement. Under the Poison Pill Rights Agreement, one Right has been declared and will be distributed for each Share outstanding. Each Right entitles stockholders to purchase, under certain conditions, one-half of a share of the Company's Shares at a purchase price of $13.00. The Rights will be exercisable if a person or group acquires beneficial ownership of 15% or more of the Company's outstanding Shares or has announced a tender offer upon consummation of which said person or group would own 15% or more of the Company's outstanding Shares. Rights held by the 15%-or-more holder will become void. The Rights will expire on March 18, 2007, unless redeemed earlier by the Board of Directors. The Company may redeem the Rights for $.01 per Share, subject to adjustment. For a more complete summary of the Poison Pill Rights Agreement, see the Company's Report on Form 8-K dated March 13, 1997, which is incorporated herein by reference.

    In the Company's Proxy Statement, the Board of Directors has recommended that stockholders adopt a series of management entrenchment devices (which CPT and J&L are proposing that stockholders vote against) on the grounds that such devices would prevent acquirors from utilizing "disruptive tactics" or "takeovers at unfair prices" to acquire control of the Company and thus permit the Board to "evaluate the proposal and study alternative proposals in the absence of the coercive atmosphere that might otherwise prevail and without the imminent threat of a removal." The Board stated that such devices were intended to require potential acquirors to approach the Board of Directors to negotiate a proposed acquisition in order to obtain prior Board approval of the proposed acquisition.

    NOTWITHSTANDING THESE STATEMENTS BY THE COMPANY, THE COMPANY'S BOARD OF DIRECTORS HAS REFUSED TO MEET WITH CPT TO EVEN DISCUSS CPT'S PROPOSAL. Although the Company's so-called anti-takeover devices may deter coercive takeover tactics, CPT and J&L believe that this use by the Board of so-called anti-takeover devices is not justified in the context of CPT's friendly merger proposal and CPT's expressed willingness to negotiate all aspects of its proposal, including price.

    In the opinion of CPT and J&L, such claims by the Company do not justify denying stockholders the opportunity to determine for themselves whether to entertain business combination proposals instead of relying on the current Board's belief that remaining an independent entity will in the long term produce greater value for stockholders than a sale of the Company. CPT and J&L believe that, under the circumstances, the Company is really pursuing a policy of management entrenchment. CPT and J&L believe that this choice should be left to stockholders. CPT and J&L therefore urge you to vote FOR the J&L Proposal and AGAINST the Board's Proposals.

    In the opinion of CPT and J&L, the Company's Board should, subject to their fiduciary duties to the Company's stockholders, take all actions necessary to properly investigate and negotiate all good faith merger or acquisition proposals that may be in the best interests of the stockholders.

ACTIONS YOU SHOULD TAKE

    CPT and J&L propose: (i) that stockholders APPROVE a non-binding, precatory resolution requesting that the Company's Board negotiate in good faith with qualified bidders in an effort to negotiate the sale of the Company; and (ii) that stockholders vote AGAINST the Company's proposed amendments to the Company's Certificate of Incorporation. CPT and J&L believe that stockholders should vote FOR the J&L Proposal and AGAINST the Board's Proposals for the additional reasons set forth below.

    CPT and J&L intend to present the J&L Proposal for stockholder approval at the Annual Meeting as a separate proposal in the manner hereinafter set forth.

                                   PROPOSAL 1
            NON-BINDING RESOLUTION REQUESTING THE BOARD OF DIRECTORS
                     TO ENTER INTO GOOD FAITH NEGOTIATIONS
                             WITH QUALIFIED BIDDERS
                       (PROPOSAL NO. 7 ON THE PROXY CARD)

THE PROPOSAL.

    CPT and J&L propose that the stockholders of the Company adopt the following resolution:

       "RESOLVED, that it is the sense of the stockholders of Steel of West Virginia, Inc. (the "Company"), that the Board of Directors of the Company should enter into good faith negotiations with CPT Holdings, Inc. and any other qualified bidder for the Company, in an effort to negotiate the sale of the Company, it being understood that this resolution is admonitory only and that the Board of Directors must exercise its business judgment in fulfillment of its fiduciary duties to the stockholders of the Company."

REASONS FOR THE PROPOSAL.

    The Company has rejected CPT's proposal to negotiate a merger transaction, pursuant to which the Company's stockholders would have received $9.00 per Share in cash. On the date the CPT proposal was made, the closing price of the Company's Shares was $6.50 per Share. In addition to refusing to enter into negotiations with CPT, the Company's adoption of the Poison Pill Rights Agreement, has, in effect, denied the Company's stockholders the right to consider acquisition offers from CPT or any other party. CPT and J&L propose that the Company's stockholders approve a non-binding resolution requesting that the Company's Board evaluate proposed mergers or other similar business combinations with CPT or any other qualified bidder for the Company, enter into arm's length negotiations with the bidders and independently determine whether such transactions are in the best interests of the stockholders and the Company.

    Notwithstanding CPT's numerous attempts to negotiate a friendly merger of J&L and the Company and CPT's expressed willingness to negotiate all aspects of the transaction, including price, the Company has rebuffed all such attempts. It is the opinion of CPT and J&L that the Company's Board should, subject to their fiduciary duties to the Company's stockholders, take all actions necessary to properly investigate and negotiate all good faith merger or acquisition proposals.

    Approval of this Proposal would send a clear message to the Board that stockholders support the negotiation of a possible merger or acquisition of the Company with potential bidders.

VOTE REQUIRED.

    The affirmative vote of the holders of a majority of the Shares present in person or by proxy at the Meeting and entitled to vote at the Annual Meeting will be required to approve Proposal 1.

                                 PROPOSALS 2-4
              THE BOARD'S PROPOSED MANAGEMENT ENTRENCHMENT DEVICES

    Proposals 2-4 relate to amendments to the provisions of the Certificate of Incorporation of the Company proposed by the Board in the Company's Proxy Statement that impede, or could be used to impede, the acquisition of the Company. CPT and J&L strongly urge you to vote AGAINST these management entrenchment devices.

    PROPOSAL 2--PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK (PROPOSAL NO. 2 ON THE PROXY CARD)

THE PROPOSAL.

    To amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 12,000,000 to 25,000,000 (actual amount is dependent on whether Preferred Stock is also authorized by the stockholders).

REASONS TO VOTE AGAINST THE PROPOSAL.

    In the Company's Proxy Statement, management states that the additional Shares to be authorized pursuant to this proposed amendment would be issuable at any time without further stockholder approval. This increase in authorized Shares is necessary in order to effect the Poison Pill Rights Agreement, in the event it is triggered.

    The Company's stockholders are not entitled to preemptive rights, and as such, their ownership interest in the Company will be diluted in the event any newly-authorized Shares are issued in other than a pro rata manner.

    Furthermore, the issuance of such newly-authorized Shares is an anti-takeover device designed to deter a merger of the Company and entrench existing management. The Company itself admits in its Proxy Statement that "[d]epending upon the circumstances in which such additional shares of Common Stock are issued, the overall effects of such issuance may be to render more difficult or to discourage a merger, tender offer, proxy contest, or the assumption of control by a holder of a large block of Common Stock and the removal of incumbent management. For example, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company, and such shares could be privately placed with purchasers favorable to the Board of Directors in opposing such action. The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider an action of such entity or person not to be in the best interests of the stockholders and the Company."

    CPT and J&L believe that such impediments to the merger or acquisition of the Company should not be adopted. The adoption of this proposal would enable management to thwart a merger or takeover attempt without any further stockholder review or approval of the Board's actions required. YOU, THE STOCKHOLDERS, SHOULD RETAIN CONTROL OVER DECISIONS THAT EFFECT YOUR COMPANY.

VOTE REQUIRED.

    The affirmative vote of the holders of a majority of the Shares entitled to vote at the Annual Meeting will be required to adopt the amendment described in Proposal 2.

                 CPT AND J&L STRONGLY URGE YOU TO VOTE AGAINST
                  THE BOARD'S MANAGEMENT ENTRENCHMENT PROPOSAL

    PROPOSAL 3--PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO AUTHORIZE 2,000,000 SHARES OF "BLANK CHECK" PREFERRED STOCK (PROPOSAL NO. 3 ON THE PROXY CARD)

THE PROPOSAL.

    To amend the Company's Certificate of Incorporation to authorize the issuance of up to 2,000,000 shares of "Blank Check" Preferred Stock, the terms and conditions of which are to be established by the Board of Directors from time to time.

REASONS TO VOTE AGAINST THE PROPOSAL.

    The type of preferred stock described in the Company's Proxy Statement is known as "Blank Check" Preferred Stock due to the fact that its terms, including voting rights, are determined by the Board of

Directors. The Preferred Stock would be issuable at any time without further stockholder approval. Therefore, the Board may issue Preferred Stock with rights and preferences senior to those of the Common Stock, without stockholder approval. The Preferred Stock may rank senior to the Shares with respect to voting rights, dividends and liquidation rights. Furthermore, stockholders have no preemptive rights to purchase or otherwise acquire any Preferred Stock that may be issued by the Board.

    Once again, the Company, in its Proxy Statement, admits that the overall effect of the issuance of the Preferred Stock "may be to render more difficult or to discourage a merger, tender offer, proxy contest, or the assumption of control by a holder of a large block of Common Stock and the removal of incumbent management."

    CPT and J&L believe that the Board's only purpose in proposing the authorization of "Blank Check" Preferred Stock is to impede the merger or acquisition of the Company. Approval of this proposal would enable the Board to issue the preferred stock for such a purpose, without any required review process or approval of the stockholders.

VOTE REQUIRED.

    The affirmative vote of holders of a majority of the Shares entitled to vote at the Annual Meeting will be required to adopt the amendment described in Proposal 3.

                DON'T SUPPORT THE BOARD'S ENTRENCHMENT DEVICES -
                           VOTE AGAINST THIS PROPOSAL

    PROPOSAL 4--PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO PROVIDE THAT STOCKHOLDER ACTION MAY BE TAKEN ONLY AT A MEETING (PROPOSAL NO. 4 ON THE PROXY CARD)

THE PROPOSAL.

    To amend the Company's Certificate of Incorporation to require that stockholder action may be taken only at an annual or special meeting and to prohibit stockholder action by written consent. Also, to amend the section of the Company's By-Laws which permits stockholder action by written consent.

REASONS TO VOTE AGAINST THE PROPOSAL.

    This Proposal, if enacted, would deprive stockholders of their right to act by written consent, a right afforded to stockholders by the Delaware General Corporation Law and adopted by the Company in its By-Laws.

    The Board's reasons for approval of this Proposal outlined in its Proxy Statement continue to exhibit the same cavalier and highly paternalistic attitude the Board has shown towards the Company's stockholders as evidenced by its initial failure to disclose CPT's merger proposal to its stockholders. According to the Company's Proxy Statement, the Board fears that stockholders may act in a context without "the full benefit of the knowledge, advice or participation of the Company's management and the Board of Directors."

    CPT and J&L believe that this Proposal simply takes away rights granted to the Company's stockholders and empowers the Board with the ability to entrench itself and discourage merger and acquisition attempts that the Board does not favor, despite the fact that such business combinations may be advantageous to the stockholders. In fact, the mere presence of a provision such as this in the Company's Certificate of Incorporation, particularly when coupled with the Poison Pill Rights Agreement and the provisions proposed by the Board in Proposals 2 and 3, may deter potential bidders from approaching the Company. It is the opinion of CPT and J&L that stockholders are more than capable of deciding for themselves what is in their own best interests, and should continue to be able to do so.

VOTE REQUIRED.

    The affirmative vote of the holders of a majority of the Shares entitled to vote at the Annual Meeting will be required to adopt the amendment described in Proposal 4.

                      THE ONLY WAY TO PROTECT YOUR RIGHTS
             IS TO VOTE AGAINST THE BOARD'S ENTRENCHMENT PROPOSALS

OTHER MATTERS

    According to the Company's Proxy Statement, the Board will present two other proposals at the Annual Meeting. The Board will nominate its slate of nominees for the election of directors and will propose that the appointment of the Company's independent accountants be ratified. CPT and J&L express no opinion and make no recommendations on these proposals. CPT and J&L are not aware of any matters, other than those discussed herein, to be considered at the Annual Meeting. However, if any other matters properly come before the Annual Meeting which CPT and J&L do not know, a reasonable time before the Annual Meeting, are to be presented, including any motion to adjourn the Annual Meeting prior to the taking of a vote on the election of directors and other matters set forth in this Proxy Statement, the persons named in the [BLUE] proxy card, or their substitutes, will vote in their discretion all Shares covered by [BLUE] proxy cards with respect to such matters.

VOTING AND PROXY PROCEDURES

    Shares represented by properly executed [BLUE] proxies will be voted as directed or, if no direction is indicated, will be voted FOR the J&L Proposal (Proposal 7 on the [BLUE] proxy card) and AGAINST the Board's Proposals (Proposals 2, 3 and 4 on the [BLUE] proxy card). A stockholder's failure to vote on Proposals 1 and 5 on the [BLUE] proxy card will be treated as a non-vote and will not be counted.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS AND THEIR DIRECTORS AND
  EXECUTIVE OFFICERS

    Mentmore, CPT and J&L may be deemed to be participants in the proxy solicitation as that term is defined in Item 4 of Rule 14a-101 under the Exchange Act, and thereby are required to disclose the following information.

    CPT is a holding company which, through its indirect, majority-owned operating subsidiary, J&L, is a nationwide independent producer of high quality lightweight structural steel shapes, with a leading market share in the Northeast, Southeast and Mid-Atlantic regions. The Company's products are used primarily in the manufactured housing, truck trailer, and highway safety systems industries. Mentmore is a privately-owned investment company with interests in the steel, plastics, textiles and financial services industries. Mentmore's and CPT's principal offices are located at 1430 Broadway, 13th Floor, New York, New York 10018-3308. J&L's principal offices are located at 111 Station Street, Aliquippa, Pennsylvania 15001.

    As of the date of this Proxy Statement, Mentmore was the record owner of 100 Shares. Mentmore purchased its Shares on March 27, 1997 in cash in an open market transaction and Mentmore has not otherwise purchased or sold any securities of the Company within the past two years. Other than as set forth above, Mentmore does not own any securities of the Company of record which are not owned beneficially, nor does it own beneficially any securities of any parent or subsidiary of the Company.

    The directors and executive officers of Mentmore may be deemed to own beneficially the Shares beneficially owned by Mentmore. Other than such beneficial ownership, to the knowledge of CPT and J&L, none of the directors or executive officers of Mentmore, CPT or J&L, or any of their respective associates are the beneficial or record owner of any securities of the Company, or any parent or subsidiary of the Company.

SOLICITATION OF PROXIES

    Signed proxies will be solicited by mail, advertisement, telephone, telegraph and in person. Solicitation will be made by certain officers and employees of CPT and J&L, none of whom will receive additional compensation for such solicitation. CPT and J&L also have retained D.F. King & Co., Inc. ("D.F. King") for solicitation and advisory services in connection with this
solicitation, for which D.F. King will receive a fee of between [      ]and
[      ] together with reimbursement for its reasonable out-of-pocket expenses.
CPT and J&L have also agreed to indemnify D.F. King against certain liabilities and expenses, including liabilities and expenses under federal securities laws. D.F. King will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. CPT and J&L have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares they hold of record. CPT and J&L will reimburse these record holders for their reasonable out-of-pocket expenses. The entire expense of seeking the proxies is being borne by CPT and J&L.

REVOCATION OF PROXIES

    If the Annual Meeting is adjourned, for whatever reason, the proposals described herein shall be considered and voted upon by stockholders at the subsequent "adjourned meeting" (as such term is used in Section 222 of the DGCL), if any.

    You may revoke your proxy at any time prior to its exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy), by giving notice of revocation of your proxy at the Annual Meeting, or by delivering a written notice of revocation or a duly executed proxy relating to the matters to be considered at the Annual Meeting and bearing a later date to CPT, c/o D.F. King & Co., Inc., at 77 Water Street, New York, New York 10005 or the Secretary of the Company at 17th Street and 2nd Avenue, Huntington, West Virginia 25703. CPT requests that stockholders who send a revocation of their proxy to the Company send a copy of such revocation to CPT. Unless revoked in the manner set forth above, proxies in the form enclosed will be voted at the Annual Meeting in accordance with your instructions.

INFORMATION AND DOCUMENTS INCORPORATED BY REFERENCE

    Schedule I of this Proxy Statement sets forth information regarding Shares held by certain beneficial owners, directors and executive officers of the Company and is based on the Company's Proxy Statement.

    The Company's Proxy Statement furnished to stockholders provides information concerning, among other things: (1) the ownership of the Company's securities by the Company's directors, officers and principal stockholders; (2) the members of the Company's Board of Directors and the compensation and other benefits received by the Company's directors and executive officers; (3) meetings and committees of the Board of Directors of the Company; (4) the ratification of the reappointment of the Company's independent accountants; and (5) certain other matters relevant to this proxy solicitation. CPT and J&L hereby incorporate by reference all such information contained in the Company's Proxy Statement. The Company's Annual Report to Stockholders contains certain detailed financial information regarding the Company and stockholders are referred thereto for additional information. The Company's Poison Pill Rights Agreement and a summary of its provisions as filed in the Company's Report on Form 8-K dated March 13, 1997, is hereby incorporated by reference.

    CPT and J&L will, without charge, provide copies of the information incorporated by reference from the Company's Proxy Statement and Form 8-K incorporated herein by reference upon request made to CPT at 1430 Broadway, 13th Floor, New York, New York 10018, Attention: William L. Remley or by telephone at 212-391-1392.

    CPT and J&L and their respective officers and directors assume no responsibility for the accuracy or completeness of any information herein which is based on, or incorporated by reference to, the Company's Proxy Statement or the Company's March 13th Report on Form 8-K.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINEES FOR 1998 ANNUAL MEETING

    The Company's Proxy Statement provides that it is contemplated that the Company's 1998 Annual Meeting of Stockholders will be held on or about May 15, 1998. Stockholders of the Company who intend to submit proposals or submit nominees for the election of Directors at the next Annual Meeting of Stockholders must submit such proposals to the Company not earlier than February 14, 1998 nor later than March 16, 1998. Stockholder proposals should be submitted to Steel of West Virginia, Inc., P.O. Box 2547, Huntington, West Virginia 25726, Attention: Mark G. Meikle, Vice President, Treasurer and Chief Financial Officer.

                             YOUR VOTE IS IMPORTANT

    PLEASE SIGN, DATE AND RETURN THE [BLUE] PROXY CARD TODAY. IF YOU HAVE ALREADY SENT A PROXY TO THE BOARD OF DIRECTORS OF THE COMPANY, YOU MAY REVOKE THAT PROXY AND VOTE FOR THE J&L PROPOSAL AND AGAINST THE BOARD'S PROPOSALS BY SIGNING, DATING AND MAILING THE ENCLOSED [BLUE] PROXY CARD. WHETHER OR NOT YOU HAVE ALREADY SENT A PROXY TO THE BOARD OF DIRECTORS OF THE COMPANY, WE URGE YOU TO VOTE FOR THE J&L PROPOSAL AND AGAINST THE BOARD'S PROPOSALS BY SIGNING, DATING AND MAILING THE ENCLOSED [BLUE] PROXY CARD.

    IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK OR NOMINEE, ONLY THEY CAN VOTE SUCH SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR SUCH SHARES TO BE VOTED IMMEDIATELY.

    CPT AND J&L BELIEVE THAT YOU CAN HELP TO MAXIMIZE STOCKHOLDER VALUE BY SIGNING THE ENCLOSED [BLUE] PROXY CARD AND RETURNING IT PROMPTLY TO CPT IN THE ENCLOSED ENVELOPE.

    REMEMBER, ONLY YOUR LATEST DATED PROXY COUNTS.

Dated: April   , 1997

                                          Sincerely,
                                          CPT HOLDINGS, INC.
                                          J&L STRUCTURAL, INC.

    If you have any questions regarding how to vote your Shares, please call our proxy solicitor:

                             D.F. KING & CO., INC.
                                77 WATER STREET
                            NEW YORK, NEW YORK 10005
                                 (212) 269-5550
                                 (CALL COLLECT)
                                       OR
                         CALL TOLL-FREE (800) 735-3529

                                                                      SCHEDULE I

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth as of March 25, 1997, the beneficial ownership of the Company's Common Stock of each person who owns more than 5% of the Company's issued and outstanding Common Stock based on the Company's Proxy Statement.

NAME AND ADDRESS                                                                  AMOUNT AND NATURE OF  PERCENT OF
OF BENEFICIAL OWNER                                                               BENEFICIAL OWNERSHIP   CLASS(7)
--------------------------------------------------------------------------------  --------------------  -----------

FMR Corp........................................................................          909,800(1)         15.19
  82 Devonshire Street
  Boston, Massachusetts 02109

Heartland Advisors, Inc.........................................................          590,000(2)          9.85
  790 North Milwaukee Street
  Milwaukee, WI 53202

Putnam Investments, Inc.........................................................          546,700(3)          9.12
  One Post Office Square
  Boston, Massachusetts 02109

Robert L. Bunting, Jr...........................................................          534,380(4)          8.92
  c/o Steel of West Virginia, Inc.
  17th Street and 2nd Avenue
  Huntington, West Virginia 25703

Dimensional Fund Advisors, Inc..................................................          406,600(5)          6.79
  1299 Ocean Avenue
  Santa Monica, California 90401

Wachovia Corporation............................................................          320,000(6)          5.34
  301 North Main Street
  Winston-Salem, NC 27150-3099

(1) Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 733,000 shares (12.23%) of Common Stock as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low-Priced Stock Fund, amounted to 733,000 shares (12.23%) of Common Stock outstanding. Fidelity Low-Priced Stock Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Funds each has sole power to dispose of the 733,000 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Board of Trustees. Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 176,800 shares (2.95%) of Common Stock as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp. through its control of Fidelity Management Trust Company, has sole voting and dispositive power over 176,800 shares of Common Stock owned by the institutional account(s) as reported above. Members of the Edward C. Johnson 3d family and trusts for their benefit are the predominant owners of Class B shares of Common Stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail P Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is chairman of FMR Corp. and Abigail P. Johnson is a director of FMR Corp.

    The Johnson family group and all other Class B shareholders have entered into a shareholder's voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting Common Stock and the execution of the shareholder's voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940 to form a controlling group with respect to FMR Corp. The information set forth herein is based on a Schedule 13G dated February 14, 1997 filed by FMR Corp. with the Securities and Exchange Commission.

(2) Heartland Advisors, Inc. ("Heartland"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 590,000 shares of Common Stock held in investment advisory accounts. Heartland has sole voting and dispositive power over the shares it owns, but various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities. The information set forth herein is based on a Schedule 13G filed with the Securities and Exchange Commission.

(3) Putnam Investments, Inc. ("Putnam") is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. ("M&MC") and wholly owns two registered investment advisers: Putnam Investment Management, Inc. and the Putnam Advisory Company, Inc., which are deemed to be beneficial owners of the shares set forth in the table above. Neither Putnam nor M&MC has any power to vote or dispose of, or direct the voting or disposition of, any of the shares set forth in the table above, which were acquired by the afore-named investment advisors for investment purposes for advisory clients. The information set forth herein is based on a Schedule 13G dated January 27, 1997 filed by Putnam with the Securities and Exchange Commission, which filing Putnam states should not be deemed an admission of beneficial ownership.

(4) Of this amount, 233,710 shares are held in a trust for the benefit of Mr. Bunting's wife, Nancy L. Bunting, and 237,557 shares are held in a trust for the benefit of Mr. Bunting. Mr. and Mrs. Bunting are co-trustees of each of said trusts. This amount includes 8,000 shares that Mr. Bunting has the right to acquire through the exercise of options.

(5) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 406,600 shares set forth in the table above, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. The information set forth herein is based on a Schedule 13G dated February 5, 1997 filed by Dimensional with the Securities and Exchange Commission.

(6) Wachovia Corporation ("Wachovia"), a holding company, is the beneficial owner of 320,000 shares of Common Stock held by Wachovia Bank of North Carolina, N.A., Wachovia Bank of Georgia, N.A., and Wachovia Bank of South Carolina, N.A., as trustees. Wachovia has sole voting and dispositive power over such shares. The information set forth herein is based on a Schedule 13G dated February 14, 1997 filed by Wachovia with the Securities and Exchange Commission, which filing Wachovia states should not be deemed an admission of beneficial ownership.

(7) Includes 85,500 shares deemed outstanding that may be acquired through the exercise of options.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

DIRECTORS

                                                                              SHARES OF
                                                                             COMMON STOCK
                                                                        BENEFICIALLY OWNED AS
                                                                                  OF
NAME                                                                        MARCH 25, 1997       PERCENT OF CLASS(5)
----------------------------------------------------------------------  ----------------------  ---------------------
Robert L. Bunting, Jr.................................................           534,380(2)                8.92
Timothy R. Duke.......................................................            23,140(3)               *
Stephen A. Albert.....................................................             4,000(4)               *
Albert W. Eastburn(1).................................................             8,934(4)               *
Daniel N. Pickens(1)..................................................             6,391(4)               *
Paul E. Thompson(1)...................................................             5,391(4)               *
All directors and executive officers as a group.......................           582,236(2)(3)(4)            9.27

------------------------

*   Less than one percent.

(1)  Member of the Compensation and Benefits Committee and the Audit Committee.

(2) Of this amount, 233,710 shares are held in a trust for the benefit of Mr. Bunting's wife, Nancy L. Bunting, and 237,577 shares are held in a trust for the benefit of Mr. Bunting. Mr. and Mrs. Bunting are co-trustees of each of said trusts. This amount includes 8,000 shares that Mr. Bunting has the right to acquire through the exercise of options.

(3) This amount includes 6,000 shares that may be acquired through the exercise of options.

(4) This amount includes 4,000 shares that may be acquired by each of Messrs. Albert, Eastburn, Pickens and Thompson through the exercise of options.

(5) Includes 85,500 shares deemed outstanding that may be acquired through the exercise of options.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

                                                                               SHARES OF
                                                                             COMMON STOCK
                                                                         BENEFICIALLY OWNED AS
                                                                                  OF
NAME                                                                        MARCH 25, 1997          PERCENT OF CLASS(2)
----------------------------------------------------------------------  -----------------------  -------------------------
Larry E. Gue..........................................................            10,140(1)                  *
Mark G. Meikle........................................................             3,000(1)                  *
T. Elton North........................................................             3,000(1)                  *

------------------------

*   Less than one percent.

(1) This amount includes 3,000 shares that may be acquired through the exercise of options.

(2) Includes 85,500 shares deemed outstanding that may be acquired through the exercise of options.

                                                                      APPENDIX A
                                     PROXY
            SOLICITED BY CPT HOLDINGS, INC. AND J&L STRUCTURAL, INC.
    IN OPPOSITION TO THE BOARD OF DIRECTORS OF STEEL OF WEST VIRGINIA, INC.

    FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 1997.

    The undersigned hereby appoints Richard L. Kramer, William L. Remley and Howell A. Breedlove or any of them, with full power of substitution, as proxies and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Steel of West Virginia, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 15, 1997 and any adjournments thereof.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

    IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 7 AND AGAINST PROPOSALS 2, 3 AND 4. IF NO DIRECTION IS MADE ON PROPOSALS 1 AND 5, THIS PROXY WILL BE CONSIDERED A NON-VOTE AND NOT BE COUNTED ON THOSE PROPOSALS.

(Please mark with an "X" in the appropriate boxes)

1.         ELECTION OF DIRECTORS
           / / FOR all nominees listed (except as marked to the contrary below)

1.
           / / WITHHOLD AUTHORITY to vote for all nominees listed below

Stephen A. Albert, Robert L. Bunting, Jr., Timothy R. Duke, Albert W. Eastburn,
                      Daniel N. Pickens, Paul E. Thompson

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR MY INDIVIDUAL NOMINEE, STRIKE A
              LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

                                     CPT AND J&L RECOMMEND A VOTE AGAINST PROPOSALS 2, 3 AND 4.
2.         PROPOSAL TO APPROVE THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO AUTHORIZE 13,000,000 ADDITIONAL SHARES
           OF COMMON STOCK.
                                / / FOR                         / / AGAINST                         / / ABSTAIN
                                                           (CONTINUED ON OTHER SIDE)

                                                          (CONTINUED FROM OTHER SIDE)
3.         PROPOSAL TO APPROVE THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO AUTHORIZE 2,000,000 SHARES OF
           PREFERRED STOCK.
                                / / FOR                         / / AGAINST                         / / ABSTAIN

4.         PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO PROVIDE THAT STOCKHOLDER ACTION MAY BE
           TAKEN ONLY AT A MEETING OF THE STOCKHOLDERS.
                                / / FOR                         / / AGAINST                         / / ABSTAIN
5.         PROPOSAL TO RATIFY THE REAPPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS.
                                / / FOR                         / / AGAINST                         / / ABSTAIN
6.         IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING
           AND ANY ADJOURNMENTS THEREOF.
                                / / FOR                         / / AGAINST                         / / ABSTAIN
                                            CPT AND J&L RECOMMEND A VOTE FOR PROPOSAL 7.
7.         PROPOSAL TO APPROVE A NON-BINDING, PRECATORY RESOLUTION REQUESTING THAT THE BOARD NEGOTIATE IN GOOD FAITH WITH POTENTIAL
           BIDDERS IN AN EFFORT TO NEGOTIATE THE SALE OF THE COMPANY.
                                / / FOR                         / / AGAINST                         / / ABSTAIN

    PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A COMPANY, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

    PLEASE RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature                                                                                   Dated:

Signature if held jointly

Title